Report of Independent Accountants


To the Board of Directors and
Shareholders
  of The Yacktman Funds, Inc.

In planning and performing our audit of
the financial statements of The Yacktman
Fund and The Yacktman Focused Fund
constituting The Yacktman Funds, Inc.,
hereafter referred to as the Funds for
the year ended December 31, 1999, we
considered their internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
December 31, 1999.

This report is intended solely for the
information and use of the Board of
Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



January 28, 2000